Exhibit 10

                               PURCHASE AGREEMENT
                                     BETWEEN
                  SHAREHOLDERS OF FRANCHISE CAPITAL CORPORAITON
                           A NEVADA PUBLIC CORPORATION
                                       AND
                  SHAREHOLDERS OF FATHOM BUSINESS SYSTEMS, INC.
                             AN ARIZONA CORPORATION

AGREEMENT, made this 29th day of September 2005, by and between Franchise Capital Corporation ("FCC") and Fathom Business Systems, Inc. ("FBS").

                                    RECITALS

WHEREAS, FCC owns all of the outstanding shares of FBS.

WHEREAS, FBS desires to purchase all of its outstanding shares from FCC for $44,142.38 which will be paid with the transfer of certain Accounts Receivables attached as Exhibit B.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein,

                      THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

                      REPRESENTATIONS AND WARRANTIES OF FCC

FCC hereby represents and warrants to FBS that:

     1.1 FCC will transfer to FBS 100% of the FBS shares FCC controls for $44,142.38 which will be paid with the transfer of certain Accounts Receivables attached as Exhibit B.

     1.2 Financial Statements. The most recent financial statements of the FBS are attached as Exhibit A. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by the FBS throughout the period indicated, and fairly represent the financial position of each as of the date of the balance sheet included in the financial statements.

     1.3 Authority. The Board of Directors of FCC have authorized the execution of this Agreement and the consummation of transactions contemplated herein, and FCC has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of FCC, and is enforceable in accordance with its terms and conditions.

     1.4 Ability to Carry Out Obligations. The execution and delivery of this Agreement by FCC of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any

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breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which either is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of FCC, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of FCC.

     1.5 Full Disclosure. None of the representations and warranties made by FCC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by either, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     1.6 Indemnification. FCC agrees to defend and hold FBS harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by FCC to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by FCC under this Agreement.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF FBS

FBS hereby represents and warrants to FCC that:

     2.1 FBS will deliver $44,142.38 which will be paid with the transfer of certain Accounts Receivables attached as Exhibit B.

     2.2 Financial Ability. FBS is a corporation duly organized, validly existing and in good standing, and has the necessary wherewithall to complete this agreement through its legal counsel.

     2.3 Authority. FBS has authorized the execution of this Agreement and the consummation of transactions contemplated herein through its legal counsel. FBS's legal counsel has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of FBS, and is enforceable in accordance with its terms and conditions.

     2.4 Ability to Carry Out Obligations. The execution and delivery of this Agreement by FBS and the performance by FBS of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which FBS is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required except approvals required by law, if any, (b) an event that would permit any party to any agreement or instrument

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to terminate it or to accelerate the maturity of any indebtedness or other obligation of FBS, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of FBS.

     2.5 Full Disclosure. None of the representations and warranties made by FBS herein, or in any exhibit, certificate or memorandum furnished or to be furnished by FBS, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.6 Indemnification. FBS agrees to defend and hold FCC harmless against sales tax liabilities, IRS tax liabilities and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by FBS to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by FBS under this Agreement.

                                   ARTICLE III

                                    COVENANTS

     3.1 Investigative Rights. From the date of this Agreement until the Closing date, FCC shall provide the other full access during normal business hours to all properties, books, contracts, commitments, and records of FBS for the purpose of examining same.

     3.2 Conduct of Business. Prior to the Closing, the FBS shall conduct its business in the normal course and FCC, and the FBS, shall not sell, pledge or assign any assets without the prior written consent of FBS. Neither FBS nor the FCC shall amend its articles of incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets or settle or discharge any balance sheet receivable other than in the normal course of business.

     3.3 Required Corporate Action by FBS. FBS and its officers and directors shall cause a meeting to be held as soon as practicable for the purpose of voting on the approval of this Agreement.

                                   ARTICLE IV

                    CONDITIONS PRECEDENT TO FBS'S PERFORMANCE

     4.1 Conditions. FBS's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. FBS may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by FBS of any other condition of or any of FBS's other rights or remedies, at law or in equity, if FCC shall be in default of any of their representations, warranties, or covenants under this Agreement.

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     4.2 FCC Performance. FCC shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     4.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by FCC in this Agreement or in any written statement that shall be delivered to FBS by FCC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.
                                    ARTICLE V

                     CONDITIONS PRECEDENT TO FCC PERFORMANCE

     5.1 Conditions. FCC obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VI. FCC may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by FCC of any other condition of or any of FCC other rights or remedies, at law or in equity, if FBS shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 FBS Performance. FBS shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by FBS in this Agreement or in any written statement that shall be delivered to FCC by FBS under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

                                   ARTICLE VI

                                     CLOSING

     6.1 Closing. The Closing of this transaction shall be held at a place and on a date mutually acceptable to the parties.

     At the Closing the parties shall deliver the following in form acceptable to counsel to the parties or as set forth herein:


By FBS:

     A. FBS will deliver $44,142.38 in customer invoices as attached in Exhibit
B.

By FCC:

     A. All of the outstanding shares of FBS and related books and records.

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                                   ARTICLE VII

                                    REMEDIES

     7.1 Legal Action and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     7.2 Termination. In addition to the other remedies, any of the parties hereto may terminate this Agreement, without liability:

          (i) upon the failure of any condition not otherwise waived by the parties; or

          (ii) upon mutual consent of the respective boards of directors of FBS and FCC.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 No Oral Change. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or, discharge is sought.

     8.3 Non-Waiver. Except as other wise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged.

     8.4 Time of Essence. Time is of the essence of this Agreement and each and every part hereof.

     8.5 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings and merges any all such prior discussions and/or agreements herein.

     8.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Arizona.

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     8.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     8.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:


          FBS Representative:
                                    -------------------
                                    -------------------
                                    -------------------


           FCC Representative:
                                    -------------------
                                    -------------------
                                    -------------------

     8.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives successors and assigns of each of the parties to this Agreement.

     8.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

     8.11 Brokers. The parties hereto represent that no finder's fee has been paid or is payable by any party.

     8.12 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.13 Facsimile Signatures as Originals. Original signatures transmitted by facsimile communication shall constitute originals for the purpose of validly executing this Agreement.

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     AGREED TO AND ACCEPTED as of the date first above written.


     Fathom Business Systems, Inc.:


     By /s/ James Medeiros
       --------------------------------------
       James Medeiros, President & C.E.O.



     Franchise Capital Corporation:


     By /s/ Edward C. Heisler
       --------------------------------------
       Edward C. Heisler, President & C.E.O.


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                                   Exhibit A

           Financial Statements of the Fathom Business Systems, Inc.













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                                    EXHIBIT B

                    Fathom Business Systems, Inc. Receivables
















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